FOR IMMEDIATE RELEASE
Contacts:	Ewen R. Cameron, President & CEO telt@teltronics.com 941.753.5000	IDEAS THAT COMMUNICATE 941.753.5000 941.751.7724 (Fax) 2150 Whitfield Industrial Way Sarasota, FL 34243-4046

TELTRONICS ANNOUNCES SECOND QUARTER RESULTS

SARASOTA, Fla., August 14, 2003 - Teltronics, Inc. (OTCBB: TELT.OB) today announced its financial results for the three months and six months ended June 30, 2003.

Sales for the three months ended June 30, 2003 were $13.0 million, as compared to $16.7 million reported for the same period in 2002. Sales for the six months ended June 30, 2003 were $24.5 million, as compared to $30.3 million reported for the same period in 2002. Gross profit margin for the three months ended June 30, 2003 increased to 38.0% from 35.5% reported for the same period in 2002. Gross profit margin for the six months ended June 30, 2003 increased to 39.3% from 36.5% reported for the same period in 2002.

Operating expenses for the three months ended June 30, 2003 were $6.0 million, as compared to $5.1 million for the same period in 2002. Operating expenses for the six months ended June 30, 2003 and 2002 were $11.1 million. The net loss for the three months ended June 30, 2003 was $1.4 million or $0.24 per diluted share, as compared to net income of $412,000, or $0.05 per diluted share, for the same period in 2002. The net loss for the six months ended June 30, 2003 was $2.2 million or $0.38 per diluted share, as compared to a net loss of $900,000 or $0.21 for the same period in 2002.

"We continued to experience the effects of the overall slowdown in telecommunications spending in the second quarter as reflected in our results," said Ewen Cameron, Teltronics' President and Chief Executive Officer. "We believe that the new products introduced during 2003 will increase the options available to our customers and continue to demonstrate our ability to provide good business solutions," Mr. Cameron continued. "Given the impact of the slowdown in spending on our sales levels we will continue to focus on plans to lower our breakeven point."

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About Teltronics, Inc.:

     Teltronics, Inc. is dedicated to excellence in the design, development, and assembly of electronics equipment and software to enhance the performance of telecommunications networks. The Company manufactures telephone switching systems and software for small-to-large size businesses, government, and 911 public safety communications centers. Teltronics provides remote maintenance hardware and software solutions to help large organizations and regional telephone companies effectively monitor and maintain their telecommunications systems. The Company also serves as an electronic contract-manufacturing partner to customers in the U.S. and overseas. Further information regarding Teltronics can be found at their web site, www.teltronics.com.

A number of statements contained in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," or words of similar import. Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the timely development and market acceptance of products and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(Tables below)

TELTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2003	December 31, 2002
	(Unaudited)

Current assets: Cash and cash equivalents	$ 363,998	$ 791,020
Accounts receivable, net of allowance for doubtful accounts of $340,890 at June 30, 2003 and $399,610 at December 31, 2002	6,794,698	5,155,877
Costs and estimated earnings in excess of billings on uncompleted contracts	759,758	740,650
Inventories, net	5,888,513	6,187,196
Prepaid expenses and other current assets	436,543	427,904
Total current assets	14,243,510	13,302,647

Property and equipment, net	6,118,871	4,076,265
Goodwill	241,371	241,371
Other intangible assets, net	223,205	253,575
Other assets	263,869	274,853

Total assets	$ 21,090,826	$ 18,148,711

TELTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - Continued

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

	June 30, 2003	December 31, 2002
	(Unaudited)

Current liabilities:
Current portion of long-term debt	$ 5,052,086	$ 2,193,401
Current portion of capital lease obligations	23,249	—
Accounts payable	6,364,599	4,356,985
Billings in excess of costs and estimated earnings on uncompleted contracts	227,656	1,347,685
Accrued expenses and other current liabilities	2,840,091	2,479,300
Deferred revenue	1,484,425	1,738,201
Total current liabilities	15,992,106	12,115,572
Long-term liabilities:
Long-term debt, net of current portion	9,922,389	8,641,785
Capital lease obligations, net of current portion	100,325	—
Total long-term liabilities	10,022,714	8,641,785
Shareholders' deficiency:
Common stock, $.001 par value, 40,000,000 shares authorized, 7,354,736 and 5,930,241 issued and outstanding at June 30, 2003 and December 31, 2002, respectively	7,355	5,930
Non-voting common stock, $.001 par value, 5,000,000 shares authorized, zero shares issued and outstanding	—	—
Preferred Series A stock, $.001 par value, 100,000 shares authorized, 100,000 shares issued and outstanding	100	100
Preferred Series B Convertible stock, $.001 par value, 25,000 shares authorized, 12,625 shares issued and outstanding	13	13
Preferred Series C Convertible stock, $.001 par value, 50,000 shares authorized, 40,000 shares issued and outstanding	40	40
Additional paid-in capital	24,087,413	23,812,232
Deferred compensation	(100,000)	—
Accumulated other comprehensive loss	(60,433)	(72,560)
Accumulated deficit	(28,858,482)	(26,354,401)
Total shareholders' deficiency	(4,923,994)	(2,608,646)
Total liabilities and shareholders' deficiency	$ 21,090,826	$ 18,148,711

TELTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net sales
Product sales and installation	$10,628,422	$14,629,664	$19,835,501	$26,389,529
Maintenance and service	2,340,817	2,032,128	4,714,244	3,945,281
	12,969,239	16,661,792	24,549,745	30,334,810
Cost of goods sold	8,039,172	10,751,207	14,912,758	19,256,008
Gross profit	4,930,067	5,910,585	9,636,987	11,078,802
Operating expenses:
General and administrative	1,543,271	1,307,768	3,052,422	2,745,989
Sales and marketing	2,521,233	2,491,409	4,689,232	5,657,423
Research and development	1,565,027	934,042	2,689,414	2,049,413
Depreciation and amortization	323,466	338,081	647,321	687,867
	5,952,997	5,071,300	11,078,389	11,140,692
Income (loss) from operations	(1,022,930)	839,285	(1,441,402)	(61,890)

Other income (expense):
Interest	(297,916)	(291,370)	(596,282)	(661,697)
Financing	(84,798)	(118,954)	(163,398)	(164,552)
Litigation costs	—	—	—	(15,500)
Other	926	(9,444)	5,801	(11,806)
	(381,788)	(419,768)	(753,879)	(853,555)
Income (loss) before income taxes	(1,404,718)	419,517	(2,195,281)	(915,445)
Provision for income taxes	(3,900)	(7,181)	(7,800)	(14,072)

Net income (loss)	(1,408,618)	412,336	(2,203,081)	(929,517)

Dividends on Preferred Series
B and C Convertible stock	150,500	158,919	301,000	201,178
Net income (loss) available to
common shareholders	$ (1,559,118)	$ 253,417	$ (2,504,081)	$ (1,130,695)

Net income (loss) per share:
Basic	$ (0.24)	$ 0.05	$ (0.38)	$ (0.21)
Diluted	$ (0.24)	$ 0.05	$ (0.38)	$ (0.21)